As filed with the Securities and Exchange Commission on February 16, 2005

File No. 333-68268

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8/A

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Abbott Laboratories

(Exact Name of Registrant as Specified in Its Charter)

Illinois	36-0698440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of Principal Executive Offices) (Zip Code)

Abbott Laboratories 401(k) Plan

(Full Title of the Plan)

Jose M. de Lasa

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Name and Address of Agent For Service)

(847) 937-5200

(Telephone Number, Including Area Code, of Agent For Service)

De-Registration of Common Shares and Plan Interests

On August 24, 2001, Abbott Laboratories (“Abbott”) registered 300,000 common shares, without par value, of Abbott Laboratories and an indeterminate amount of plan interests on a Registration Statement on Form S-8 (file number 333-68268) under the Securities Act of 1933 (the “Registration Statement”), to be issued pursuant to the Abbott Laboratories 401(k) Plan (the “Plan”).  Abbott has now merged the Plan with and into the Abbott Laboratories Stock Retirement Program.  As a result, all offerings by Abbott of Abbott common shares and related Plan interests pursuant to the Registration Statement have terminated.

In accordance with Abbott’s undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, Abbott hereby withdraws the 131,351 common shares and related Plan interests that remain unsold under the Plan as of the date of this post-effective Amendment.

SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, State of Illinois on this 16th day of February, 2005.

ABBOTT LABORATORIES

By:	/s/ Jose M. de Lasa
Jose M. de Lasa
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Chairman of the Board,	February 16, 2005
*	Chief Executive Officer, and
Miles D. White	Director

President and Chief
	Operating Officer,	February 16, 2005
*	Medical Products Group,
Richard A. Gonzalez	and Director

	President and Chief Operating	February 16, 2005
*	Officer, Pharmaceutical Products
Jeffrey M. Leiden	Group, and Director

	Executive Vice President, Finance and	February 16, 2005
/s/ Thomas C. Freyman	Chief Financial Officer (Principal
Thomas C. Freyman	Financial Officer)

	Vice President and Controller	February 16, 2005
/s/ Greg W. Linder	(Principal Accounting Officer)
Greg W. Linder

*	Director	February 16, 2005
Roxanne S. Austin

	Director	February 16, 2005
William M. Daley

*	Director	February 16, 2005
H. Laurance Fuller

*	Director	February 16, 2005
Jack M. Greenberg

*	Director	February 16, 2005
David A. L. Owen

*	Director	February 16, 2005
Boone Powell Jr.

*	Director	February 16, 2005
A. Barry Rand

*	Director	February 16, 2005
W. Ann Reynolds

*	Director	February 16, 2005
Roy S. Roberts

*	Director	February 16, 2005
William D. Smithburg

*	Director	February 16, 2005
John R. Walter

*By:
/s/ Jose M. de Lasa
Jose M. de Lasa, Esq.
Attorney-In-Fact

THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, the Abbott Laboratories Stock Retirement Program, successor-in-interest to Abbott Laboratories 401(k) Plan, has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in unincorporated Lake County, State of Illinois on this 16thday of February, 2005.

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM, as successor-in- interest to ABBOTT LABORATORIES 401(k) PLAN

By:	Abbott Laboratories Employee Benefit Board of Review

/s/ Thomas C. Freyman
Thomas C. Freyman

/s/ Greg W. Linder
Greg W. Linder

/s/ Thomas M. Wascoe
Thomas M. Wascoe

EXHIBIT INDEX

Exhibit Number	Description

24 **	Power of Attorney

** Incorporated herein by reference.  Commission file number 333-68268.